Exhibit 23.2

[Logo of Mitchell & Titus, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Verizon Savings Plan for Management Employees (the Plan) of our report dated June 27, 2023, with respect to the financial statements and supplemental schedule of the Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Mitchell & Titus LLP
New York, NY
February 12, 2024